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Consolidated Report of Condition of

THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286

    And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

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

                                                 Dollar Amounts
                                                  In Thousands

ASSETS
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and
     currency and coin.......................... $   3,843.465
Interest-bearing balances.......................     5,718,219
Securities:
   Held-to-maturity securities..................       821,842
   Available-for-sale securities................     5,134,756
Federal funds sold and Securities
   purchased under agreements to
   resell.......................................     2,498,315
Loans and lease financing
  receivables:
Loans and leases, net of unearned
  Income...... 40,912,488
  LESS: Allowance for loan and
   lease losses.....580,924
LESS: Allocated transfer risk
   reserve.........12,597
Loans and leases, net of unearned
   Income, allowance, and reserve...............    40,318,967
Trading Assets..................................     8,658,971
Premises and fixed assets (including
   capitalized leases)..........................       725,709
Other real estate owned.........................         7,309
Investments in unconsolidated sub-
   sidiaries and associated companies...........       225,206
Customers' liability to this bank on
   acceptances outstanding......................       932,029
Intangible assets...............................     1,273.011
Other assets....................................     2,796,228
                                                  ------------
Total assets....................................  $ 72,954,027
                                                  ============
LIABILITIES
Deposits:
   In domestic offices..........................  $ 27,563,469
   Noninterest-bearing....12,099,757
   Interest-bearing.......15,463,712
   In foreign offices, Edge and
   Agreement subsidiaries, and IBFs.............   27,705,718
   Noninterest-bearing......849,483
   Interest-bearing......26,856,235
Federal funds purchased and Securities
   sold under agreements to repurchase..........    1,560,406
Demand notes issued to the U.S. Treasury........       68,017
Trading liabilities.............................    2,708,747
Other borrowed money:
   With remaining maturity of one year
   or less......................................    1,397,051
   With remaining maturity of more than
   one year through three years.................          351
   With remaining maturity of more than
   three years..................................       31,080
Bank's liability on acceptances executed
   and outstanding..............................      932,905
Subordinated notes and debentures...............    1,652,000
Other liabilities...............................    3,511,774
                                                  -----------
Total liabilities...............................   67,131,518
                                                  -----------
EQUITY CAPITAL
Common stock....................................    1,135,284
Surplus.........................................      866,947
Undivided profits and capital reserves..........    3,894,578
Net unrealized holding gains
   (losses) on available-for-sale
   securities...................................      (46,911)
Cumulative foreign currency translation
   adjustments..................................      (27,389)
                                                  -----------
Total equity capital............................    5,822,509
                                                  -----------
Total liabilities and equity capital............  $72,954,027
                                                  ===========
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    1. Thomas J. Mastro, Senior Vices President and Comptroller of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Masiro

    We the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

   Thomas A. Renyl    }
   Gearld L. Hassell- }   Directors
   Alan R. Griffith   }

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